Exhibit 99.1

ENDEAVOR ANNOUNCES CLOSE OF UFC® AND WWE® TRANSACTION TO CREATE TKO GROUP

HOLDINGS, A PREMIUM SPORTS AND ENTERTAINMENT COMPANY

New Company to Begin Trading Today, September 12, on the New York Stock Exchange Under “TKO” Ticker Symbol

BEVERLY HILLS, Calif. & STAMFORD, Conn. (September 12, 2023) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor”) and World Wrestling Entertainment, Inc. (previously NYSE: WWE) (“WWE”) today announced the close of their previously announced agreement and the launch of TKO Group Holdings, Inc. (NYSE: TKO) (“TKO”).

TKO brings together UFC, the world’s premier mixed martial arts organization, and WWE, an integrated media organization and the recognized global leader in sports entertainment, to create a new premium sports and entertainment company serving more than one billion young and diverse fans1, reaching viewers in 180 countries, and producing more than 350 annual live events. Through this combination, TKO will leverage Endeavor’s expertise in areas including domestic and international media rights, ticket sales and yield optimization, event operations, global partnerships, licensing, and premium hospitality to drive revenue growth.

“The creation of TKO marks an exciting new chapter for UFC and WWE as leaders in global sports and entertainment,” said Ariel Emanuel, CEO of Endeavor and TKO. “Given their continued connectivity to the Endeavor network, we are confident in our ability to accelerate their respective growth and unlock long-term sustainable value for shareholders. With UFC and WWE under one roof, we will provide unrivaled experiences for more than a billion passionate fans worldwide.”

“This is the culmination of a decades-long partnership between Endeavor and WWE across strategic initiatives including talent representation and media rights. Given our collaborative, trusted relationship and Endeavor’s incredible track record of success growing UFC, we believe WWE is optimally positioned for future growth and success as part of TKO,” said Vince McMahon, Executive Chairman of TKO. “Our focus remains on delivering for our fans across the globe as we take the business to the next level alongside UFC and Endeavor.”

TKO will begin trading today on the New York Stock Exchange under the ticker symbol “TKO,” with Endeavor holding a 51% controlling interest in the new company and existing WWE shareholders holding a 49% interest in the new company, on a fully diluted basis.

[1]

Derived from third-party survey data and are based on (i) adults age 18 or older who indicated a Top 2 Box score (i.e., chose one of the two most favorable response options) when surveyed regarding UFC and WWE, respectively, and (ii) internet users age 16-64 who indicated they “regularly follow” or “regularly watch” when surveyed regarding UFC and WWE, respectively.

Leadership Team

As previously announced, TKO is led by:

•	Ariel Emanuel, Chief Executive Officer, who continues as Chief Executive Officer of Endeavor;

•	Mark Shapiro, President and Chief Operating Officer, who continues as President and Chief Operating Officer of Endeavor;

•	Andrew Schleimer, Chief Financial Officer; and

•	Seth Krauss, Chief Legal Officer, who continues as Chief Legal Officer of Endeavor.

Dana White is now Chief Executive Officer of UFC and Lawrence Epstein remains Senior Executive Vice President and Chief Operating Officer of UFC. Nick Khan continues at WWE in the role of President.

The Board of Directors of TKO is led by Vince McMahon as Executive Chairman of the Board and consists of 11 members, including Mr. Emanuel, Mr. Shapiro, and Mr. Khan, in addition to the following directors:

•	Peter C.B. Bynoe, Senior Advisor at DLA Piper LLP;

•	Egon P. Durban, Co-Chief Executive Officer of Silver Lake;

•	Steven R. Koonin, Chief Executive Officer of the Atlanta Hawks, LLC;

•	Jonathan A. Kraft, President of the Kraft Group LLC;

•	Sonya E. Medina, President and Chief Executive Officer of Reach Resilience;

•	Nancy R. Tellem, Executive Chairperson and Chief Media Officer of Eko; and

•	Carrie Wheeler, Chief Executive Officer and a board member of Opendoor Technologies Inc.

Advisors

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC served as financial advisors to Endeavor, Latham & Watkins LLP served as legal advisor to Endeavor, and Alvarez & Marsal served as integration advisor to Endeavor. The Raine Group served as lead financial advisor to WWE. J.P. Morgan and Moelis & Company LLC served as financial advisors to WWE. Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor to WWE, and Kirkland & Ellis LLP served as legal advisor to WWE’s controlling stockholder, McMahon.

# # #

About Endeavor

Endeavor (NYSE: EDR) is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; and sports, fashion, events and media company IMG. Endeavor is also the majority owner of TKO Group Holdings (NYSE: TKO), a premium sports and entertainment company comprising UFC and WWE. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

About TKO

TKO Group Holdings, Inc. (NYSE: TKO) is a premium sports and entertainment company that comprises UFC, the world’s premier mixed martial arts organization, and WWE, an integrated media organization and the recognized global leader in sports entertainment. Together, our organizations reach more than 1 billion TV households in approximately 180 countries, and we organize more than 350 live events year-round, attracting over one million fans. TKO is majority owned by Endeavor Group Holdings, Inc. (NYSE: EDR), a global sports and entertainment company.

About UFC®

UFC® is the world’s premier mixed martial arts organization (MMA), with more than 700 million fans and 228 million social media followers. The organization produces more than 40 live events annually in some of the most prestigious arenas around the world, while broadcasting to over 900 million TV households across more than 170 countries. UFC’s athlete roster features the world’s best MMA athletes representing more than 80 countries. The organization’s digital offerings include UFC FIGHT PASS®, one of the world’s leading streaming services for combat sports. UFC is part of TKO Group Holdings (NYSE: TKO), and is headquartered in Las Vegas, Nevada. For more information, visit UFC.com and follow UFC at Facebook.com/UFC, Twitter, Snapchat, Instagram and TikTok: @UFC.

About WWE®

WWE, part of TKO Group Holdings (NYSE: TKO), is an integrated media organization and the recognized global leader in sports entertainment. The company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family-friendly entertainment on its television programming, premium live events, digital media, and publishing platforms. WWE’s TV-PG programming can be seen in more than 1 billion homes worldwide in 25 languages through world-class distribution partners including NBCUniversal, FOX Sports, TNT Sport, Sony India and Rogers. The award-winning WWE Network includes all premium live events, scheduled programming and a massive video-on-demand library and is currently available in more than 180 countries. In the United States, NBCUniversal’s streaming service, Peacock, is the exclusive home to WWE Network. Additional information on WWE can be found at wwe.com and corporate.wwe.com.

Website Disclosure

Investors and others should note that TKO announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its Investor Relations site at investor.tkogrp.com. TKO may also use its website as a distribution channel of material information about the Company. In addition, you may automatically receive email alerts and other information about TKO, UFC and WWE when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.tkogrp.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding transaction between Endeavor and WWE resulting in the formation and launch of TKO, including statements regarding expected synergies, impacts and benefits of the transaction, future opportunities, and other statements regarding TKO’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. All statements other than statements of historical facts contained in this communication may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “outlook,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Endeavor and TKO management have based these forward-looking statements largely on their current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: there may be difficulties with the integration and in realizing the expected benefits of the transaction; Endeavor and TKO may need to use resources that are needed in other parts of its business to do so; there may be liabilities that are not known, probable or estimable at this time; integration of the UFC and WWE businesses may result in the diversion of management’s time and attention; expected synergies and operating efficiencies attributable to the transaction may not be achieved within its expected time-frames or at all; there may be significant integration costs in connection with the transaction; and risks inherent to the business may result in additional strategic and operational risks, which may impact Endeavor’s and TKO’s risk profiles, which each company may not be able to mitigate effectively. In addition, a number of important factors could cause Endeavor’s or TKO’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s or WWE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as any such factors may be updated from time to time in other filings with the SEC, including without limitation, Endeavor’s and WWE’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, WWE’s final prospectus on Form 424(b)(3) filed with the SEC on August 22, 2023 as any such factors may be further updated from time to time in TKO’s other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and TKOs investor relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, neither Endeavor nor TKO undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:	Media Contacts:

For Endeavor	For Endeavor
James Marsh	Brunswick Group
investor@endeavorco.com	Endeavor@brunswickgroup.com

For WWE	For WWE
Seth Zaslow	Chris Legentil
seth.zaslow@wwecorp.com	chris.legentil@wwecorp.com

For TKO	For TKO
Seth Zaslow	press@tkogrp.com
investor@tkogrp.com